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 CUSIP No. 493596100                  13-G                   Page 7  of  8
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                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 15, 2001
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               MORGAN STANLEY DEAN WITTER & CO. AND MORGAN STANLEY DEAN WITTER
               INVESTMENT MANAGEMENT INC. hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Dennine Bullard
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            Dennine Bullard / Principal Morgan Stanley & Co. Incorporated

            MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.






* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).